FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                       Amendment No. 1 to Form 8-K Report
                              Dated March 15, 1999


Date of Report (Date of earliest event reported): February 26, 1999


                             THE VALSPAR CORPORATION
                             -----------------------

           Delaware                    1-3011                  36-2443580
----------------------------      ----------------       -----------------------
(State or other Jurisdiction      (Commission File           (IRS Employer
     of Incorporation)                 Number)             Identification No.)


1101 Third Street South, Minneapolis, Minnesota                  55415
-----------------------------------------------        -------------------------
   (Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code:          (612)332-7371


                                 Not Applicable
         --------------------------------------------------------------
         (former name or former address, if changed, since last report)

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS
                                                                          Page
                                                                          ----
        (a)  Financial Statements of Business Acquired

             DEXTER COATINGS ACQUIRED ENTITIES
             Report of Independent Accountants                              4
             Combined Financial Statements:
               Statement of Financial Position, December 31, 1998         5 - 6
               Statement of Income, Year Ended December 31, 1998            7
               Statement of Changes in Equity, Year Ended
                 December 31, 1998                                          8
               Statement of Cash Flows, Year Ended December 31, 1998        9
             Notes to Combined Financial Statements                      10 - 21

        (b)  Pro Forma Financial Information                                22

             Unaudited Pro Forma Combined Condensed Statements of
             Income which combine the audited consolidated results of
             Dexter Coatings Acquired Entities for the year ended
             December 31, 1998 with the audited consolidated results of Valspar for the year ended October 30, 1998, along with a
             description of the related pro forma adjustments.              23

             Unaudited Pro Forma Combined Condensed Balance Sheet
             which combines the unaudited Consolidated Balance Sheet
             of Dexter Coatings Acquired Entities as of December 31,
             1998 with the unaudited Consolidated Balance Sheet of
             Valspar as of January 29, 1999, along with a description
             of the pro-forma adjustments.                                  24

             Unaudited Pro Forma Combined Condensed Statements of
             Income which combine the unaudited consolidated results
             of Dexter Coatings Acquired Entities for the three months
             ended December 31, 1998 with the unaudited consolidated
             results of Valspar for the three months ended January
             29,1999, along with a description of the related pro
             forma adjustments.                                             25

        (c)  Exhibit

             23.1 Consent of Independent Auditors -
                  PricewaterhouseCoopers LLP                                26

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE VALSPAR CORPORATION



                                         By   /s/ ROLF ENGH
                                             -----------------------------------
                                             Printed Name:   Rolf Engh
                                             Title:  Secretary

                                         Date:  May 12, 1999
                                               ---------------------------------

[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      100 East Wisconsin Avenue
                                                      Suite 1500
                                                      Milwaukee WI 53202
                                                      Telephone (414) 212 1600


REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of the Dexter Coatings Acquired Entities


In our opinion, the accompanying combined statement of financial position and the related combined statements of income, changes in equity and cash flows present fairly, in all material respects, the financial position of Dexter Coatings Acquired Entities at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Dexter Coatings Acquired Entities' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

April 16, 1999

DEXTER COATINGS ACQUIRED ENTITIES
COMBINED STATEMENT OF FINANCIAL POSITION
DECEMBER 31, 1998
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

ASSETS
Current assets:
  Cash                                                                $     318
  Short-term securities                                                   9,065
  Accounts receivable:
   Trade receivables                                                     45,490
   Non-trade receivables                                                  3,562
   Allowance for doubtful accounts                                       (2,531)
                                                                      ---------
                                                                         46,521
                                                                      ---------

  Inventories:
    Materials and supplies                                                8,863
    Work in process                                                         336
    Finished goods                                                       10,973
    LIFO reserve                                                         (2,069)
                                                                      ---------
                                                                         18,103
                                                                      ---------

  Current deferred tax assets                                             1,261
  Prepaid expenses                                                        1,269
                                                                      ---------
      Total current assets                                               76,537

  Property, plant and equipment:
    Land                                                                  5,404
    Buildings and improvements                                           24,324
    Machinery and equipment                                              75,008
    Construction in progress                                              1,545
                                                                      ---------
                                                                        106,281
    Less accumulated depreciation                                       (62,370)
                                                                      ---------
                                                                         43,911
                                                                      ---------

  Investment in unconsolidated affiliates                                   859
  Patents, technology, formulas and covenants                             1,303
  Excess of cost over net assets of businesses acquired                  33,390
  Other assets                                                            1,518
                                                                      ---------

Total assets                                                          $ 157,518
                                                                      =========

LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable                                                      $ 24,632
  Accrued and deferred income taxes                                        3,247
  Accrued liabilities and expenses                                         7,732
                                                                        --------
     Total current liabilities                                            35,611

Deferred items                                                               879
Deferred income taxes, noncurrent                                          7,739
Due to affiliates, net                                                     6,094
Minority interest                                                          1,370

Equity:
  Common stock                                                             6,148
  Additional paid-in capital                                              54,242
  Retained earnings                                                       22,270
  Divisional equity                                                       23,126
  Accumulated other comprehensive income                                      39
                                                                        --------
Total equity                                                             105,825
                                                                        --------

Total liabilities and equity                                            $157,518
                                                                        ========

See accompanying notes to the combined financial statements.

DEXTER COATINGS ACQUIRED ENTITIES
COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

REVENUES
  Net sales                                                           $ 212,273
  Equity in net loss of affiliates                                          (13)
  Other income                                                              960
                                                                      ---------
                                                                        213,220

EXPENSES
  Cost of sales                                                         161,156
  Marketing and administrative                                           28,396
  Research and development                                               10,689
  Other                                                                       4
                                                                      ---------

INCOME BEFORE TAXES                                                      12,975
  Income taxes                                                            3,140
                                                                      ---------
INCOME BEFORE MINORITY INTEREST                                           9,835
  Minority interest                                                         464
                                                                      ---------

NET INCOME                                                            $   9,371
                                                                      =========

See accompanying notes to the combined financial statements.

DEXTER COATINGS ACQUIRED ENTITIES
COMBINED STATEMENT OF CHANGES IN EQUITY
YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                                                                         Accumulated
                                                 Additional                                 Other
                                      Common      Paid-In      Retained     Divisional  Comprehensive     Total
                                      Stock       Capital      Earnings       Equity        Income        Equity
                                    ----------   ----------   ----------    ----------  -------------   ----------
BALANCES, JANUARY 1, 1998           $    6,148   $   48,200   $   26,033    $   27,228    $   (4,598)   $  103,011

Comprehensive income:

     Net income                             --           --        5,223         4,148            --         9,371

     Other comprehensive income -
       currency effects                     --           --           --            --         4,637         4,637
                                    ----------   ----------   ----------    ----------    ----------    ----------

     Total comprehensive income             --                                                               14,008

     Dividends                              --           --       (8,986)           --            --        (8,986)

     Contributed capital                    --        6,042           --            --            --         6,042

     Net cash transfers to parent           --           --           --        (8,250)           --        (8,250)
                                    ----------   ----------   ----------    ----------    ----------    ----------

BALANCES, DECEMBER 31, 1998         $    6,148   $   54,242   $   22,270    $   23,126    $       39    $  105,825
                                    ==========   ==========   ==========    ==========    ==========    ==========


See accompanying notes to the combined financial statements.

DEXTER COATINGS ACQUIRED ENTITIES
COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

OPERATIONS
Net income                                                              $ 9,371
  Noncash items
     Depreciation                                                         5,147
     Amortization                                                         1,919
     Income taxes due not paid                                              984
     Minority interests                                                    (464)
     Equity in loss of affiliates                                            13
     LIFO inventory credit                                                  (48)
     Currency translation effects and other                              (1,778)
Operating working capital decrease                                       (5,673)
                                                                        -------

Total from operations                                                     9,471
                                                                        -------

INVESTMENTS

  Property, plant and equipment                                          (2,603)
  Acquisitions                                                             (734)
  Joint ventures                                                             57
                                                                        -------

Total used for investments                                               (3,280)
                                                                        -------

FINANCING
  Due to Parent for Acquisitions                                            734
  Due from affiliates, net                                                5,789
  Dividends paid                                                         (8,986)
                                                                        -------

Total used for financing                                                 (2,463)
                                                                        -------

INCREASE IN CASH AND SHORT TERM SECURITIES                                3,728

Cash and short-term securities at beginning of year                       5,655
                                                                        -------
Cash and short-term securities at end of year                           $ 9,383
                                                                        =======

CHANGES IN MAJOR ELEMENTS WHICH INCREASE (DECREASE)
   OPERATING WORKING CAPITAL
  Accounts receivable, net                                              $(2,346)
  Inventories at FIFO                                                    (2,077)
  Prepaid expenses                                                          242
  Accounts payable                                                           71
  Accrued liabilities                                                    (1,563)
                                                                        -------
  Changes in operating working capital                                  $(5,673)
                                                                        =======

Income taxes paid                                                       $ 2,156
                                                                        =======


See accompanying notes to the combined financial statements.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ACQUISITION OF ACQUIRED ENTITIES:

   On August 21, 1998 Dexter Corporation (Dexter) entered into an agreement with The Valspar Corporation (Valspar) for the sale of its Coatings Business, including its entire ownership interest in the following entities (Dexter percentage ownership in parenthesis): Canstoll GmbH (100%); Dexter do Brazil LTDA (100%); Dexter International (Thailand), Ltd. (100%); Dexter Mexicana S.A. de C.V. (100%); Dexter Packaging Products, S.A. (100%); Dexter SAS (100%); Kolack A.G. (100%); Vernicolor A.G. (100%); Dexter Midland Company Ltd. (70%); and Dexter South Africa (Pty) Limited (60%); and the net operating assets of the packaging products division of Dexter. The entities sold manufacture coatings for the beverage and food industries as well as other industrial coatings for domestic and international markets. The Acquired Entities operate in one business segment.

2. SIGNIFICANT ACCOUNTING POLICIES:

   a. COMBINATION AND EQUITY METHOD ACCOUNTING: The accompanying combined financial statements include the accounts of the entities acquired as described in Note 1 (the Acquired Entities). Upon combination, all intercompany accounts, transactions and profits are eliminated. The investment in companies in which the ownership interest is less than 50% is accounted for using the equity method.

   b. CASH AND SHORT-TERM SECURITIES: Cash is principally comprised of amounts in operating bank accounts in other countries. Short-term securities have maturities of less than 90 days when purchased and represent cash awaiting use in the business, funds available for future investment, and partial offsets of net nonlocal currency exposures relating to current accounts payable and accounts receivable. Short-term securities are principally held in interest-bearing overnight securities. The carrying value of short-term securities approximates fair value because of the short maturity of these instruments. At December 31, 1998, there were approximately $9.1 million in short-term securities available to the business and they were held outside the United States.

   c. INVENTORIES: Inventories are valued at the lower of cost or market. Inventories located in the United States represented 5% of total inventories at December 31, 1998. The LIFO (last-in, first-out) method was used for determining the cost of 100% of U.S. inventories in 1998. The FIFO (first-in, first-out) method was used for determining the cost of the 95% of total inventories which were outside the United States.

   d. PROPERTY, PLANT AND EQUIPMENT: For financial reporting purposes, the Acquired Entities use the straight-line method of computing depreciation on plant and equipment. This method charges the cost to income evenly over the useful lives of the assets, principally 20 to 40 years for buildings, and 10 to 15 years for machinery and equipment. For income tax purposes the Acquired Entities use shorter lives and accelerated depreciation methods. Capital investment incentive grants are recorded as a reduction of the cost of assets, which spreads the benefits over the lives of the related assets through reduced depreciation.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

   d.  PROPERTY, PLANT AND EQUIPMENT, CONTINUED:

       Management evaluates, on an ongoing basis, the carrying value of property, plant and equipment and makes a specific provision against the asset when impairment is identified. Property, plant and equipment is written down when the asset has become redundant or the remaining book value exceeds its anticipated future productive asset value.

       Maintenance and repairs are charged to operations as incurred and amounted to $2.1 million in 1998. Betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts, and the resulting gains or losses are included in income.

   e. PATENTS, TECHNOLOGY, FORMULAS AND COVENANTS: Patents, technology, formulas and covenants not to compete are stated at cost less accumulated amortization of $O.7 million at December 31, 1998. Such items which have been acquired by purchase or merger are capitalized and amortized on a straight-line basis over periods ranging from 7 to 8 years.

   f. EXCESS ACQUISITION COST: Excess acquisition cost is stated at cost less accumulated amortization of $7.6 million at December 31, 1998. The excess of cost over the net asset value of businesses acquired (goodwill) prior to 1991 is amortized on a straight-line basis over 25 to 40 years. Excess acquisition cost of businesses acquired after 1990 is amortized over periods not exceeding 25 years. Management evaluates, on an ongoing basis, the carrying value of excess acquisition cost and makes a specific provision against the asset when impairment is identified. When a loss is expected from the proposed sale of a business or product line, a diminution in the value of the excess of cost over the net asset value of the business acquired is identified. In the instance of an ongoing business, such a diminution is recognized when there has been a history of the business' inability to generate operating income after the amortization of goodwill and in management's judgement, the business will not recover from this position in the future. There were no impairment charges in 1998.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

   g.  ACCRUED LIABILITIES AND EXPENSES:

       Accrued liabilities and expenses at December 31, 1998 were (in thousands of dollars):

       Salaries, wages and benefits                                $3,135
       Pension and profit sharing                                     831
       Provision for claims and warranties                            416
       Professional services                                          141
       Taxes, other than income taxes                                 246
       Customer rebates and volume discounts                        1,380
       Commissions                                                    402
       Freight                                                        253
       Other, principally accruals for unbilled obligations           928
                                                                   ------

                                                                   $7,732
                                                                   ======

   h. CURRENCY EXCHANGE EFFECTS: Assets and liabilities of those operations whose functional currency is other than the U.S. dollar are translated at end of period currency exchange rates and fluctuations due to changes in exchange rates are accounted for as a separate component of equity, "Currency translation effects". Results of operations are translated at average currency exchange rates during the period.

       Many of the Acquired Entities' operations conduct a portion of their business in nonlocal currencies. These transactions give rise to nonlocal currency receivables or payables. Changes in the exchange rates between the functional currency and the nonlocal currency in which the transaction is denominated result in currency transaction gains and losses that are included in the determination of income. Currency gains and losses realized on these nonlocal currency transactions were not significant in 1998.

   i. INCOME TAXES: Dexter and its Coatings business account for income taxes utilizing an asset and liability approach to financial accounting and reporting for income taxes. Certain of the Acquired Entities file separate tax returns in their respective local jurisdictions. Dexter files a consolidated federal income tax return and makes any related tax payments and receives any refunds. Dexter allocates income tax expense (benefit), income taxes currently payable and deferred income taxes to the Acquired Entities in amounts which approximate the amounts that would be recorded if separate income tax returns were filed except that foreign tax and other credits are allocated based upon the relationship of the business' taxable income to Dexter's taxable income. Deferred income taxes are recognized for the temporary differences between the bases of assets and liabilities for financial reporting and income tax purposes using the enacted income tax rates that will be in effect when the differences are expected to reverse. To the extent it is more likely than not that deferred income tax assets will not be realized, a valuation allowance is recognized.

   j. RESEARCH AND DEVELOPMENT: Costs and expenses associated with research and development activities are expensed as incurred.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

   k. USE OF ESTIMATES: The Acquired Entities financial statements have been prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses for the periods presented. They also affect the disclosure of contingencies. Actual results could differ from those estimates.

   l. REVENUE RECOGNITION: The Acquired Entities recognize revenue from product sales upon shipment to the customer.

   m. DUE TO AFFILIATES: The net amount due from Dexter to the Packaging Products Division has been recorded as a reduction in Divisional Equity. Amounts due to affiliates, net, of the other Acquired Entities are included in Due to Affiliates net in the Combined Balance Sheet.

   n. COMPREHENSIVE INCOME: In 1998, the Acquired Entities adopted SFAS No. 130, "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and currency effects and is presented in the Combined Statement of Changes in Equity. The adoption of SFAS No. 130 has no impact on total equity.

3. LEASES:

   The Acquired Entities lease facilities, vehicles, computers and other equipment under long-term operating leases with varying terms and expiration dates. Some leases contain renewal provisions, purchase options and escalation clauses. Aggregate future minimum lease payments under noncancelable operating leases as of December 31, 1998 were as follows (in thousands of dollars):

          For the year ending
          1999                                    $  937
          2000                                       707
          2001                                       529
          2002                                       375
          2003                                       263
          Later years                              1,256
                                                  ------
                                                  $4,067
                                                  ======

   Total rent expense incurred under noncancelable leases, net of minor sublease rentals, amounted to $1.1 million in 1998. The Acquired Entities have no contingent rentals.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

4. TAXES:

   The components of tax expense for the year ended December 31, 1998 are as follows (in thousands of dollars):

   Income taxes:
     Current:
      United States                                                 $    582
      State                                                               93
      International                                                    1,688
                                                                    --------
                                                                       2,363
                                                                    --------

   Deferred:
     United States                                                       402
     State                                                                87
     International                                                       288
                                                                    --------
                                                                         777
                                                                    --------

   Total income taxes                                                  3,140

   Payroll taxes                                                       4,781
   Property taxes                                                        356
   Other taxes                                                           134
                                                                    --------
     Total taxes                                                    $  8,411
                                                                    ========


   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 are presented below (in thousands of dollars).

   Deferred tax assets:
     Postretirement health benefits                                  $   267
     Accrued expenses                                                    941
     Loss carryforwards                                                1,100
     Inventory, principally valuation reserves                           252
     Other                                                               494
                                                                    --------
     Gross deferred tax assets                                         3,054
                                                                    --------

   Deferred tax liabilities:
     Fixed assets, principally depreciation                           (6,592)
     Inventories                                                        (615)
     Pension liabilities                                                (630)
     Other                                                            (2,311)
                                                                    --------
     Gross deferred tax liabilities                                  (10,148)
                                                                    --------

   Net deferred tax liability before valuation allowance              (7,094)
   Valuation allowance                                                  (332)
                                                                    --------
   Net deferred tax liability after valuation allowance             $ (7,426)
                                                                    ========

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

4. TAXES, CONTINUED:

   Valuation allowances of $0.3 million at December 31, 1998 reduce the deferred tax assets attributable to foreign loss carryforwards to the amount that, based upon all available evidence, is more likely than not to be realized. Reversal of the valuation allowance is contingent upon the recognition of future taxable income and capital gains in specific foreign countries or changes in circumstances which cause the recognition of the benefits to become more likely than not.

   Current deferred tax assets                                      $  1,261
   Current deferred tax liabilities
        (included in accrued and deferred income taxes)                 (948)
   Noncurrent deferred income taxes                                   (7,739)
                                                                    --------
   Net deferred tax liability                                       $ (7,426)
                                                                    ========


   The effective income tax rate was 24.2% for the year ended December 31, 1998. The income tax rate differs from the statutory U.S. federal income tax rate as shown below:

   U.S. federal rate                                                    35.0%
   State taxes, net of federal benefit                                   1.2
   International taxation differences                                  (11.6)
   Other                                                                (0.4)
                                                                    --------

   Effective income tax rate                                            24.2%
                                                                    ========

   Pretax income from international operations amounted to $9.5 million for the year ended December 31, 1998. U.S. and international income and withholding taxes have not been provided on temporary differences related to investments in foreign subsidiaries. These differences principally include unremitted earnings of approximately $48 million for the year ended December 31, 1998, differences between the financial reporting amount and the tax basis of investments in foreign subsidiaries and cumulative translation adjustments. The investment in these subsidiaries is considered to be permanent in nature. It is impracticable to estimate the total tax liability, if any, which these differences could cause should such investments cease to be treated as permanently reinvested.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

5. POSTRETIREMENT BENEFITS:

   Effective December 31, 1998, the Acquired Entities adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The provisions of SFAS No. 132 standardize the disclosure requirements for pensions and other postretirement benefits and do not change the measurement or accounting of these plans.

   The Acquired Entities participate in Dexter's pension (defined benefit) and deferred profit sharing (defined contribution) plans for substantially all U.S. employees. Retirement benefits for most employees of international operations are provided by government-sponsored or insured programs and, in certain countries, by defined benefit plans.

   The components of net periodic pension cost for the year ended December 31, 1998 were (in thousands of dollars):

   Service cost                                                     $    696
   Interest cost                                                         946
   Expected return on plan assets                                     (1,334)
   Amortization of:
     Transition asset                                                     (7)
     Prior service cost                                                    6
     Actuarial loss                                                       12
                                                                    --------

   Net periodic pension cost                                        $    319
                                                                    ========

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

5. POSTRETIREMENT BENEFITS, CONTINUED:

   The following table provides a summary of the projected benefit obligation, plan assets, and funded status of the Acquired Entities' pension plans (in thousands of dollars):

   Change in projected benefit obligation:

   Projected benefit obligation at January 1                          14,181
   Service cost                                                          696
   Interest cost                                                         946
   Plan participants' contributions                                       86
   Actuarial gain                                                       (170)
   Benefits paid                                                        (617)

   Foreign currency exchange rate changes                                 94
                                                                    --------

   Projected benefit obligation at December 31                        15,216
                                                                    --------

   Change in plan assets:

   Fair value of plan assets at January 1                             15,033
   Actual return on plan assets                                        1,729
   Employer contribution                                                 251
   Plan participants' contribution                                        86
   Benefits paid                                                        (617)
   Foreign currency exchange rate changes                                 36
                                                                    --------
   Fair value of plan assets at December 31                           16,518
                                                                    --------

   Funded status, over funded                                          1,302
   Unrecognized actuarial gain                                        (1,345)
   Unrecognized portion of net obligation
    at transition                                                        (28)
   Unrecognized prior service cost                                        39
                                                                    --------

   Net amount recognized                                            $    (32)
                                                                    ========

   Amounts recognized in the statement of
    financial position consist of:
   Prepaid pension cost                                             $    748
   Accrued pension liability                                            (780)
                                                                    --------
   Net amount recognized                                            $    (32)
                                                                    ========

   For pension plans where the accumulated benefit obligation exceeded the plan's assets, the projected benefit obligations, accumulated benefit obligations, and fair value of plan assets were $0.6 million, $0.5 million, and $0, respectively, as of December 31, 1998.

   Weighted average assumptions as of December 31
   Discount rate                                                         6.4%
   Expected return on plan assets                                        8.7%
   Rate of compensation increase                                         4.7%

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

5. POSTRETIREMENT BENEFITS, CONTINUED:

   Dexter sponsors deferred profit sharing plans for substantially all domestic employees not covered under pension plans. Contributions and cost are determined based on a percentage of each covered employees' pay and totaled $0.2 million in 1998.

   In addition to providing pension benefits, the Acquired Entities through Dexter provide some health care and life insurance benefits for retired employees.

   The components of net periodic postretirement benefit expense for the year ended December 31, 1998 were (in thousands of dollars):

   Service cost                                                     $    101
   Interest cost                                                         117
   Expected return on plan assets                                       (178)
   Amortization of:
     Prior service cost                                                  (27)
     Actuarial gain                                                        9
                                                                    --------

   Net periodic postretirement benefit cost                         $     22
                                                                    ========

   The following provides a reconciliation of accumulated benefit obligation, plan assets and funded status of the Acquired Entities' postretirement health benefit plan (in thousands of dollars):

   Change in projected benefit obligation:

   Accumulated postretirement benefit obligation at January 1       $  1,759
   Service cost                                                          101
   Interest cost                                                         117
   Actuarial loss                                                        159
   Benefits paid                                                        (151)
                                                                    --------
   Accumulated postretirement benefit obligation at December 31        1,985
                                                                    --------

   Change in plan assets:

   Fair value of plan assets at January 1                              1,807
   Actual return on plan assets                                          196
   Employer contribution                                                  23
   Benefits paid                                                        (151)
                                                                    --------
   Fair value of plan assets at December 31                            1,875
                                                                    --------

   Funded status, underfunded                                           (110)
   Unrecognized actuarial gain                                           217
   Unrecognized prior service cost                                      (164)
                                                                    --------
   Accrued postretirement benefit cost
    recognized in the Statement of Financial Position               $    (57)
                                                                    ========

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

5. POSTRETIREMENT BENEFITS, CONTINUED:

   The discount rate used in determining the accumulated postretirement benefit obligation was 6.5% at December 31, 1998.

   The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 9.5% in 1998, declining, gradually to 5% in 2007 and remaining level thereafter.

   Assumed health care cost trend rates have a significant effect on the amounts reported for the postretirement health benefit plan. A one-percentage point change in assumed health care cost trend rates was not determinable on a "carve-out" basis.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

6. EQUITY:

Equity is comprised of the following at December 31, 1998 (in thousands of dollars except for share amounts):

                                                                                                       Accumulated
                                             Common Stock        Additional                               Other
                                        ---------------------     Paid-in     Retained    Divisional  Comprehensive
NAME OF ENTITY                            Shares      Amount      Capital     Earnings      Equity        Income      Total
                                        ---------------------    ---------    ---------   ----------  ------------- ---------
Packaging Products Division of Dexter          --   $      --    $      --    $      --    $  23,126   $   1,821    $  24,947
Canstoll GmbH                                   1          42       10,410          151           --         113       10,716
Dexter do Brazil LTDA                      10,000           9        2,491         (762)          --        (295)       1,443
Dexter International (Thailand), Ltd.       5,000          20           --         (268)          --         (42)        (290)
Dexter Mexicana S.A. de C.V            32,692,994           2        4,515          103           --      (1,241)       3,379
Dexter Packaging Products, S.A             35,000       2,810        2,208          314           --        (619)       4,713
Dexter SAS                                235,000       4,098           71       21,505           --      (2,860)      22,814
Kolack A.G                                    250         185        9,883       (4,210)          --        (486)       5,372
Vernicolor A.G                              2,500       1,642       25,345        3,434           --       3,052       33,473
Dexter Midland Company Ltd.                30,800          51           --        2,789           --         900        3,740
Dexter South Africa (Pty) Limited          30,000          12           --          631           --         (39)         604
Eliminations                                   --      (2,723)        (681)      (1,417)          --        (265)      (5,086)
                                                    ---------    ---------    ---------    ---------   ---------    ---------
                                                    $   6,148    $  54,242    $  22,270    $  23,126   $      39    $ 105,825
                                                    =========    =========    =========    =========   =========    =========

During 1998 Dexter forgave amounts due from Dexter Mexicana S.A. de C.V. and Dexter Packaging Products, S.A of $3,834,000 and $2,208,000, respectively. The amounts forgiven were recorded as additional paid-in capital.

DEXTER COATINGS ACQUIRED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

7. GEOGRAPHIC INFORMATION:

   Geographic information about the Acquired Entities consists of the following as of and for the year ended December 31, 1998 (in thousands of dollars):

   NET SALES

   United States                                                   $  45,062
   France                                                             52,224
   Switzerland                                                        38,186
   United Kingdom                                                     23,051
   Other countries                                                    60,726
   Eliminations                                                       (6,976)
                                                                   ---------

                                                                   $ 212,273
                                                                   =========

   LONG-LIVED ASSETS

   United States                                                   $   6,871
   France                                                             15,651
   Switzerland                                                        31,537
   United Kingdom                                                      3,314
   Other countries                                                    22,749
                                                                   ---------

                                                                   $  80,122
                                                                   =========

8. LEGAL PROCEEDINGS AND ENVIRONMENTAL LIABILITIES:

   The Acquired Entities are involved in various environmental matters and other lawsuits and claims, many of which are covered by third-party insurance or insurance provided by an affiliate. Estimated amounts for claims which are probable and are not covered by third party insurance or insurance provided by an affiliate are reflected as liabilities. While the outcome of these environmental matters and lawsuits and claims cannot be forecast with certainty, management believes that such matters should not result in any liability which would have a material adverse effect on the Acquired Entities' financial position, results of operations or cash flows.

9. COMMITMENTS AND CONTINGENCIES:

   The Acquired Entities incurred a product claim during 1997 from one of its customers. The settlement reached with this customer during 1998 caused the Acquired Entities to pay the customer $500,000 during 1998 because the customer met specified sales targets. The Acquired Entities have also agreed to pay an additional $500,000 to the customer if the customer meets specified sales targets during 1999. As of December 31, 1998, the Acquired Entities have not recorded a liability relating to this claim based upon management's best estimate of the liability at that time.

                             THE VALSPAR CORPORATION

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined condensed balance sheet as of January 29, 1999 combines the historical consolidated balance sheet information of The Valspar Corporation and Dexter Coatings Acquired Entities as if the acquisition was consummated at January 29, 1999. The unaudited pro forma combined condensed statement of income for the year ended October 30, 1998, and the three months ended January 29, 1999 combine the historical consolidated income statement information of Valspar and Dexter Coatings Acquired Entities as if the acquisition had been consummated on November 1, 1997, the beginning of the periods presented.

The acquisition is accounted for using the purchase method of accounting and, accordingly, the total consideration of $224.5 million has initially been allocated based on the estimated fair values of assets acquired and liabilities assumed on the date of acquisition. The excess of the purchase price over the estimated fair value of net tangible assets acquired has been recorded as intangibles which are amortized on a straight-line basis over periods ranging from 10 to 25 years. The actual allocation of the purchase price may differ from that reflected in the unaudited pro forma condensed combined financial information and is therefore subject to change based upon final valuations. However, The Valspar Corporation does not expect that the final allocation of the purchase price for the acquisition will differ materially from the allocations in the accompanying pro forma financial information.

The unaudited pro forma financial information has been prepared by management of Valspar and adjusts the historical statements of income and balance sheets for the effect of costs, expenses, assets and liabilities which might have been incurred or assumed had the acquisition been effected on the date indicated. The unaudited pro forma financial information is provided for information purposes only and does not purport to be indicative of the future results or financial position of Valspar. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended October 30, 1998.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
THE VALSPAR CORPORATION AND
DEXTER COATINGS ACQUIRED ENTITIES
FOR THE YEAR ENDED OCTOBER 30, 1998

                                                   (000's U.S.$)

                                                                               PRO FORMA ADJUSTMENTS (5)
                                                                               -------------------------      PRO FORMA
                                                    VALSPAR       DEXTER          DR               CR          COMBINED
                                                    -------       ------          --               --         ---------

NET SALES                                          $1,155,134    $212,273                                     $1,367,407

COSTS AND EXPENSES:
  Cost of sales                                       803,240     161,156     $  1,347 (3)                       965,743

  Selling, general and administrative expenses        230,152      39,085        4,457 (1)                       273,694

  Interest expense                                     10,707           4       13,000 (2)                        23,711

  Other income, net                                    (7,753)       (483)                                        (8,236)
                                                    ----------    --------                                     ----------
                                                    1,036,346     199,762       18,804             --          1,254,912

INCOME BEFORE INCOME TAXES                            118,788      12,511      (18,804)            --            112,495

INCOME TAXES                                           46,658       3,140                     $ 6,225 (4)         43,573

NET INCOME                                         $   72,130    $  9,371     $(18,804)       $(6,225)        $   68,922
                                                    ==========    ====================================         ==========

NET INCOME PER SHARE-BASIC                         $     1.66                                                 $     1.59
                                                    ==========                                                 ==========

NET INCOME PER SHARE-DILUTED                       $     1.63                                                 $     1.56
                                                    ==========                                                 ==========

BASIC SHARES OUTSTANDING (IN THOUSANDS)                43,457                                                     43,457
                                                    ==========                                                 ==========

DILUTED SHARES OUTSTANDING (IN THOUSANDS)              44,319                                                     44,319
                                                    ==========                                                 ==========

                                                          (1) To record amortization of excess of purchase
                                                              price over acquired net assets, based on
                                                              estimated lives of 10 to 25 years. Such
                                                              amortization expense is subject to possible
                                                              adjustment upon completion of the Dexter Coatings
                                                              Acquired Entities appraisal valuation.

                                                          (2) To record additional estimated interest expense,
                                                              using a 6% interest rate, resulting from the use
                                                              of debt to finance the acquisition.

                                                          (3) To record additional depreciation on the
                                                              appraised asset valuations

                                                          (4) To record tax effect, using a 39% estimated
                                                              effective tax rate

                                                          (5) Valspar Corporation expects to achieve certain
                                                              synergies in relation to the business
                                                              combination. Such synergies are not included in
                                                              the above pro forma adjustments.

UNAUDITED PRO FORMA BALANCE SHEET
THE VALSPAR CORPORATION AND
DEXTER COATINGS ACQUIRED ENTITIES
JANUARY 29, 1999

                                                        (000's U.S.$)

                                                                                       PRO FORMA ADJUSTMENTS
                                                                                       ---------------------          PRO FORMA
                                                            VALSPAR      DEXTER          DR             CR             COMBINED
                                                            -------      ------          --             --            ---------

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                $  12,480   $   9,383                                      $   21,863
  Accounts receivable, less allowance                        216,509      46,521                                         263,030
  Inventories                                                142,239      18,103                                         160,342
  Other current assets                                        55,675       2,530                                          58,205
                                                            --------    --------                                       ---------
          Total current assets                               426,903      76,537            --             --            503,440

 INVESTMENT IN DEXTER                                                                 $224,507(1)    $224,507 (2)             --

 GOODWILL                                                     92,210      33,390        82,839(2)                        208,439

 OTHER ASSETS                                                 56,424       3,680        11,450(2)                         71,554

PROPERTY, PLANT AND EQUIPMENT                                443,526
  Less allowance for depreciation                            198,773          --                                              --
                                                            --------    --------                                       ---------
                                                             244,753      43,911        24,393(2)          --            313,057

Total Assets                                               $ 820,290   $ 157,518      $343,189       $224,507         $1,096,490
                                                            =====================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                         $ 121,154   $  24,632                                      $  145,786
  Short-term borrowings                                       73,570          --                                          73,570
  Accrued Liabilities                                         87,249      10,979                                          98,228
  Other current liabilities                                   10,955          --                                          10,955
                                                            --------    --------                                       ---------
          Total current liabilities                          292,928      35,611            --                           328,539

LONG-TERM DEBT                                               151,120          --                     $224,507 (1)        375,627
OTHER LONG-TERM LIABILITIES                                   28,146      16,082                                          44,228

STOCKHOLDERS' EQUITY
  Common stock, at par                                        26,660       6,148      $  6,148(2)                         26,660
  Additional paid-in capital                                  27,662      54,242        54,242(2)                         27,662
  Retained earnings                                          371,697      22,270        22,270(2)                        371,697
  Divisional Equity                                               --      23,126        23,126(2)                             --
  Other                                                       (2,058)         39            39(2)                         (2,058)
  Treasury stock, at cost                                    (75,865)         --                                         (75,865)
                                                            ---------   --------                                       ---------
Total Stockholders' Equity                                   348,096     105,825                           --            348,096

Total Liabilities and Stockholders' Equity                 $ 820,290   $ 157,518      $105,825       $224,507         $1,096,490
                                                            =====================================================================

                                                                (1) To establish investment and record debt incurred
                                                                    to finance the acquisition.

                                                                (2) Eliminate investment and record initial goodwill
                                                                    and assets at appraised values based upon
                                                                    purchase price less net book value of assets
                                                                    acquired. The goodwill is subject to possible
                                                                    adjustment upon completion of appraisal
                                                                    valuations.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
THE VALSPAR CORPORATION AND
DEXTER COATINGS ACQUIRED ENTITIES
FOR THE THREE MONTHS ENDED JANUARY 29, 1999

                                                        (000's U.S.$)

                                                                                     PRO FORMA ADJUSTMENTS (5)
                                                                                     -------------------------    PRO FORMA
                                                           VALSPAR     DEXTER           DR             CR          COMBINED
                                                           -------     ------           --             --         ---------

NET SALES                                                  $265,810    $50,946                                     $316,756

COSTS AND EXPENSES:
  Cost of sales                                             190,471     38,427      $   337 (3)                     229,235

  Selling, general and administrative expenses               56,641      9,018        1,114 (1)                      66,773

  Interest expense                                            3,154          1        3,250 (2)                       6,405

  Other income, net                                            (450)      (193)                                        (643)
                                                           --------    -------                                     --------
                                                            249,816     47,253        4,701             --          301,770

INCOME BEFORE INCOME TAXES                                   15,994      3,693       (4,701)            --           14,986

INCOME TAXES                                                  6,278        778                     $ 1,211 (4)        5,845

NET INCOME                                                 $  9,716    $ 2,915      $(4,701)       $(1,211)        $  9,141
                                                            ========    ===================================         ========

NET INCOME PER SHARE-BASIC                                 $   0.22                                                $   0.21
                                                            ========                                                ========

NET INCOME PER SHARE-DILUTED                               $   0.22                                                $   0.21
                                                            ========                                                ========

BASIC SHARES OUTSTANDING (IN THOUSANDS)                      43,443                                                  43,443
                                                            ========                                                ========

DILUTED SHARES OUTSTANDING (IN THOUSANDS)                    43,974                                                  43,974
                                                            ========                                                ========

                                                             (1) To record amortization of excess of purchase
                                                                 price over acquired net assets, based on
                                                                 estimated lives of 10 to 25 years. Such
                                                                 amortization expense is subject to possible
                                                                 adjustment upon completion of the Dexter Coatings
                                                                 Acquired Entities appraisal valuation.

                                                             (2) To record additional estimated interest expense,
                                                                 using a 6% interest rate, resulting from the use
                                                                 of debt to finance the acquisition.

                                                             (3) To record additional depreciation on the
                                                                 appraised asset valuations

                                                             (4) To record tax effect, using a 39% estimated
                                                                 effective tax rate

                                                             (5) Valspar Corporation expects to achieve certain
                                                                 synergies in relation to the business
                                                                 combination. Such synergies are not included in
                                                                 the above pro forma adjustments.